SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

TNT DESIGNS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29449	20-0937462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Madison Avenue, Suite 449 New York, New York	10165
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 215-1222

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTS

1. Previous Independent Registered Public Accounting Firm.

A. On April 23, 2008, the Company dismissed its independent registered public accounting firm, Raich Ende Malter & Co. LLP (“REMCo)

B. The report of REMCo, for the year ended September 30, 2007 and for period from February 17, 2004 (Inception) through September 30, 2007 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles other than going concern.

C. The decision to change accountants was approved by the Company's board of directors on April 23, 2008 and on such date Li & Company, LP (“Li”) was engaged as the Company's new independent registered public accountants. The Company did not consult Li regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(2)(i) of Regulation S-K or a reportable event as described in Item 304(a)(1)(iv) of Regulation S-K.

D. During the Company's most recent fiscal year, and during the subsequent interim period through April 23, 2008, there were no disagreements with REMCo on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of REMCo, would have caused it to make reference to the matter in connection with its reports. There were no "reportable events" as that term is described in Item 304(a)(1)(iv) of Regulation S-K.

In connection with the audit as of September 30, 2007 and for period from February 17, 2004 (Inception) through September 30, 2007 and during the subsequent interim period through April 23, 2008, Raich Ende Malter & Co. LLP did not advise us that:

internal controls necessary for us to develop reliable financial statements did not exist;

information had come to their attention that led them to no longer be able to rely on our management's representations or made them unwilling to be associated with the financial statements prepared by our management;

there was a need to expand significantly the scope of their audit, or that information had come to their attention during such time periods that if further investigated might materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statement; or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report; or

·
information had come to their attention that they had concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report.

E. The Company has made the contents of its Form 8-K available to REMCo and requested it to furnish a letter to the SEC as to whether REMCo agrees or disagrees with, or wishes to clarify the Company's expression of their views.

2.	New Independent Registered Public Accounting Firm.

The Registrant has engaged Li & Company, PC as its new independent certified public accounting firm to audit the Registrant’s financial statements effective April 23, 2008. Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Regulation S-K Item 304(a)(2)(i).

We have requested that REMCo furnish a letter to the Securities and Exchange Commission stating whether or not REMCo agrees with the above statements. REMCo’s letter is unavailable at this time and will be filed by amendment to this Form 8-K when and if it is received.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNT DESIGNS, INC.
Date: April 24, 2008

	By:	/s/ Anju Tandon
Anju Tandon
Chairman, President and Chief Financial and Executive Officer